UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 15, 2026

OMNITEK ENGINEERING CORP.

(Exact name of Registrant as specified in its charter)

California

(State or Other Jurisdiction of Incorporation)

000-53955	33-0984450
(Commission File Number)	(IRS Employer Identification No.)

1501 N. Carlotte Avenue, Suite B203, Monroe, NC 28110

(Address of principal executive offices, Zip Code)

(980) 500-2662

(Registrant’s telephone number, including area code)

1280 Activity Dr. # D, Vista, California 92081

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
N/A

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 15, 2026 Gary S. Maier and John M. Palumbo resigned as directors of Omnitek Engineering Corp. (the “Company”).  Such resignations were not due to any disagreement with the Company, and or its board of directors, attorneys, or auditors, on any matter relating to the Company’s operations, policies, practices, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omnitek Engineering Corp.

Dated: October 15, 2026
/s/ Kevin Jay Hayes, Jr.
By: Kevin Jay Hayes, Jr.
Title: President and CEO